UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2005

Psychiatric Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067
(Address of Principal Executive Offices)

(615) 312-5700
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On March 8, 2005, the Compensation Committee of the Board of Directors of Psychiatric Solutions, Inc. (the “Company”) approved cash bonus plans for certain executive officers of the Company. The Company officially adopted the cash bonus plans on April 21, 2005. The following summary of the cash bonus plans is qualified in its entirety by reference to the full text of the cash bonus plans, which are attached hereto as Exhibit 10.1 and are incorporated herein by reference.

     The cash bonus plans are effective for the 2005 fiscal year. The cash bonus plans provide that certain executive officers of the Company may be awarded cash bonuses based on various weighted corporate and individual performance goals, including, but not limited to, the Company’s adjusted earnings per share and the comparison of actual EBITDA to budgeted EBITDA for the fiscal year. The Compensation Committee has designated a maximum percentage of base salary for each participant based upon such participant’s position with the Company. The recommendations and award amounts are based on the level of achievement of specified goals and the participant’s targeted percentage of base salary that may be earned as a bonus. In addition, the actual award may be increased or decreased based upon other criteria in the discretion of the Compensation Committee and the Company’s Chief Executive Officer (other than with respect to the bonus earned by the Chief Executive Officer, which shall be in the discretion of the Compensation Committee).

     The Board of Directors has approved changes to the compensation paid to non-employee members of the Board of Directors, effective for the 2005 fiscal year. Each non-employee director will receive an annual cash retainer of $12,000 in addition to the fees paid for attending or participating in meetings. Prior to 2005, a non-employee director did not receive an annual retainer unless such director served as Chair of one of the committees of the Board. The Chairs of the Audit Committee and the Compliance Committee will receive an additional cash retainer of $24,000, which is unchanged from 2004. The Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional cash retainer of $12,000, a decrease of $12,000.

     The Board of Directors has proposed an amendment to the Company’s Outside Directors’ Non-Qualified Stock Option Plan providing for an increase in the number of options granted to a new non-employee director. If adopted by the stockholders of the Company at the Annual Meeting of Stockholders on May 17, 2005, a new non-employee director would receive an option to purchase 6,000 shares of the Company’s common stock on the date of the director’s initial election or appointment to the Board. Prior to the amendment, a new non-employee director received an option to purchase 4,000 shares of the Company’s common stock on the date of the annual meeting following the director’s initial election or appointment to the Board.

     Item 9.01 Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

     None required

     (b) Pro forma financial information.

     None required

     (c) Exhibits.

     10.1 Psychiatric Solutions, Inc. Cash Bonus Policy.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
By:	/s/ Brent Turner
Brent Turner
Vice President, Treasurer and Investor Relations

Date: April 21, 2005

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
10.1	Psychiatric Solutions, Inc. Cash Bonus Policy.